UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 10, 2019

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Class B Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01 Regulation FD Disclosure

On December 10, 2019, Charles J. Silva, Jr., Vice-President, Secretary and General Counsel of Albany International Corp. (the “Company”) informed the Company of his decision to step down from these positions for personal reasons, effective January 1, 2020.

Mr. Silva has agreed to continue to provide oversight and support of the Company’s legal function while the Company commences a search for a successor, as well as to assist in the transition process as needed once a replacement has been named, until June 30, 2020.

In exchange, he will remain an employee of the Company at his current salary until such time, and eligible for a pro-rated short-term incentive bonus for 2020 under the Company’s Annual Performance Plan, payable in or about March 2021.  He will also remain eligible for a pro-rated payout of the MPP Incentive Award granted to him in in February 2019, to be paid in or about March 2022. Upon the termination of his employment on June 30, 2020, he will receive compensation in an amount equal to one-half the value of unvested Phantom Stock units forfeited as the result of his departure, and 12 months of salary continuation as severance.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

		By:	/s/ Olivier M. Jarrault

Name: Olivier M. Jarrault
Title: President and Chief Executive Officer
(Principal Executive Officer)

Date:	December 13, 2019